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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC.


                                  ARTICLE ONE

     The name of the corporation is American Builders & Contractors Supply Co., Inc.

                                  ARTICLE TWO

     The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Service Company.


                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                  ARTICLE FOUR

     The total number of shares of stock which the corporation has authority to issue is one thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.


                                  ARTICLE FIVE

     The name and mailing address of the sole incorporator are as follows:

       NAME                                               MAILING ADDRESS
-----------------------------------  -------------------------------------------
Thaddine G. Gomez                    200 East Randolph Drive
                                     Suite 5700
                                     Chicago, Illinois 60601

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                                  ARTICLE SIX

     The corporation is to have perpetual existence.


                                 ARTICLE SEVEN

     In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.


                                 ARTICLE EIGHT

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.


                                  ARTICLE NINE

     To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                 ARTICLE TEN

     The corporation expressly elects not to be governed by (S)203 of the General Corporation Law of the State of Delaware.


                                 ARTICLE ELEVEN

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                      -2-
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     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand an the ____ day of May, 1997.



                                        ---------------------------------------
                                        Thaddine G. Gomez
                                        Sole Incorporator

                                      -3-
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                             CERTIFICATE OF MERGER

                                       OF

                AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC.
                             (a Texas corporation)

                                 WITH AND INTO

                AMERICAN BUILDERS & CONTRACTORS SUPPLY CO., INC,
                            (a Delaware corporation)

                                 **************
                        In accordance with (S)252 of the
                         General Corporation Law of the
                               State of Delaware

                                 **************

     American Builders & Contractors Supply Co., Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), desiring to merge American Builders & Contractors Supply Co., Inc., a Texas corporation, with and into itself, pursuant to the provisions of (S)252 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

     FIRST: The name and state of incorporation of each constituent corporation of the merger (the "Merger") are as follows:

             NAME                             STATE OF INCORPORATION

     American Builders & Contractors Supply              Delaware
     Co., Inc.

     American Builders & Contractors Supply              Texas
     Co., Inc.


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     SECOND:  An Agreement and Plan of Merger (the "Merger Agreement") has
been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with the requirements of (S)252 of the General Corporation Law of the State of Delaware. Builders & Contractors Supply Co., Inc. (the "Surviving Corporation"). The Certificate of Incorporation of the Corporation as in effect at the effective time of the Merger shall be the Certificate of incorporation of the Surviving Corporation.

     FOURTH. Anything herein or elsewhere to the contrary notwithstanding, the Merger Agreement may be amended or terminated and abandoned by the Boards of Directors of the constituent corporations at any time prior to the date of filing the Certificate of Merger with the Secretary of State of the State of Delaware.

     FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation and a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

     SIXTH.  The authorized stock of American Builders & Contractors Supply
Co., Inc., the Texas company is 10,000 shares of common stock without par value.

     SEVENTH: The Merger shall be effective immediately upon filing.

                             **********************

                                      -2-
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                                                                         EXHIBIT

     IN WITNESS WHEREOF, the undersigned, for the purpose of effectuating the Merger of the constituent corporations, pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this Certificate of Merger this _____ day of May, 1997.

                             American Builders & Contractors Supply Co., Inc., a Delaware corporation




                             -------------------------------------------------
                             Diane M. Hendricks

                                      -3-